WARRANT AMENDMENT AGREEMENT

THIS WARRANT AMENDMENT AGREEMENT (the “Agreement”), dated as of August 14, 2012, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “Company”), and _________________________________ (the “Holder”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated January 19, 2011 (the “Purchase Agreement”), among the Company, the Holder and the other investors signatory thereto, the Company issued to the investors thereunder shares of the Company’s one mill ($0.001) par value common stock and Common Stock Purchase Warrants exercisable for shares of Common Stock (the “Warrants”);

WHEREAS, the Holder currently holds Warrants to purchase ______________ shares of the Company’s common stock at a purchase price of $5.16 per share (the “Warrant Shares”);

WHEREAS, there is currently an effective registration statement with respect to the Warrant Shares (SEC File No. 333-162142);

WHEREAS, the Company and the Holder wish to amend the terms of all Warrants currently held by the Holder to reduce the exercise price per Warrant Share to $3.25 (the “Short-Term Exercise Price”), provided that the Holder exercises the Warrants on or before August 14, 2012, at 8:30AM Eastern Daylight Time (the “Short-Term Exercise Date”), with the Short-Term Exercise Price to expire and the exercise price of the Warrant to revert to $5.16 per share if it is not exercised by the Short-Term Exercise Date;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

1.

Amendment of Warrant.  The parties hereby agree, pursuant to Section 5(l) of the Warrant, to amend Section 2(b) of the Warrant to add the following sentence at the end thereof: “In addition, the Holder may exercise all Warrants that it holds as of the close of business on August 13, 2012, at an exercise price of $3.25 per share (the “Short-Term Exercise Price”), provided that the Holder exercises such Warrants on or before August 14, 2012, at 8:30AM Eastern Daylight Time (the “Short-Term Exercise Date”), and further provided that the Short-Term Exercise Price shall expire and the exercise price of the Warrant shall revert to the Exercise Price as determined under the initial terms of the Warrant if it is not exercised by the Short-Term Exercise Date.  In order for a Warrant exercise to be deemed to have been made on or before the Short-Term Exercise Date, the Holder must take both of the following actions by the times indicated:  (i) deliver to the Company’s Chief Financial Officer, John Busshaus, by fax (412-621-2625) or e-mail (john@________________.com) the completed and executed Notice of Exercise Form that is attached as Exhibit “A” hereto” no later than 8:30 AM Eastern Daylight Time on August 14, 2012; and (ii) deliver the aggregate Short-Term Exercise Price for the Warrant Shares specified in the Notice of Exercise Form by wire transfer per the following wire instructions:

Please use the following information for wire transfers:

Bank Number:

Bank Name:

Beneficiary Account Number:

Beneficiary:

Wizzard Software

5001 Baum Blvd., Suite 770

Pittsburgh, PA  15213 USA

Tel.: +1 412-621-0902

Fax: +1 412-621-2625

2.

Representations and Warranties of the Company. The Company hereby makes to the Holder the following representations and warranties:

(a)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and Trading Market rules and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.

Representations and Warranties of the Holder.  The Holder hereby makes to the Company the following representations and warranties:

(a)

Authorization; Enforcement.  The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Holder and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.

Miscellaneous.

(a)

Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, prior to 9:30AM EST on August 14, 2012, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement (the “8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall consult with the Holder in issuing any other press releases with respect to the transactions contemplated hereby.

 (b)

This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

 (c)

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(d)

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

**********************

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

WIZZARD SOFTWARE CORPORATION

By: /s/Chris Spencer

Name: Chris Spencer

Title: President

HOLDER

NAME

By: /s/___________________________

Name:

Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:

WIZZARD SOFTWARE CORPORATION

(1)

The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)

Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: _________________

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